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                                                                   Exhibit
11(a)


                          CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees of
The Galaxy Fund:

   We hereby consent to the following with respect to Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A (File No. 33-4806) under the Securities Act of 1933, as amended, of The Galaxy Fund:


   1. The incorporation by reference of our report dated December 8, 1995 accompanying the financial statements of the Short-Term Bond Fund, Intermediate Government Income Fund, Corporate Bond Fund and High Quality Bond Fund (four series of The Galaxy Fund) as of October 31, 1995 into the Statement of Additional Information.


   2. The reference to our firm under the heading "Auditors" in the Statement of Additional Information.

   3. The reference to our firm under the heading "Financial Highlights" in the Prospectuses.


                                   /s/ Coopers & Lybrand L.L.P.

                                       COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
December 29, 1995